UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2009

Commonwealth Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	01-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (757) 446-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On August 5, 2009, Commonwealth Bankshares, Inc. issued a press release announcing earnings for the quarter and six months ended June 30, 2009.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is herby incorporated herein by reference.

Certain information provided in the news release attached as Exhibit 99.1 regarding pre-tax, pre-provision income excludes income tax and provision expense and, therefore, may be deemed to be a non-GAAP financial measure. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Pre-tax, Pre-provision Income

While pre-tax, pre-provision income is a non-GAAP performance metric, management believes it is useful in analyzing underlying performance trends, particularly in times of economic stress.

The reconciliation of pre-tax, pre-provision income to the comparable GAAP financial measure can be found below:

(in thousands)	Three Months Ended		Six Months Ended

	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net income	$595	$2,397	$1,192	$4,749
Add: Income tax	317	1,272	615	2,519
Add: Provision for loan losses	3,496	800	7,500	1,255
Pre-tax, pre-provision income	$4,408	$4,469	$9,307	$8,523

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated August 5, 2009, entitled "Commonwealth Bankshares, Inc., Norfolk, VA, Announces Second Quarter Profits."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc. (Registrant)
August 5, 2009 (Date)	/s/ CYNTHIA A. SABOL, CPA Cynthia A. Sabol, CPA Executive Vice President and Chief Financial Officer